Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8, (File No. 333-61895, File No. 333-55970) and Forms S-3, (File No. 333-140968, File No. 333-140969 and, File No. 333-140974) of our report dated February 26, 2008, relating to the financial statements of Hod Hasharon Sport Center (1992) Limited Partnership which appears in this Form 10-K of Ampal – American Israel Corporation.

KPMG  Somekh Chaikin - Tel Aviv

March 4, 2010